UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017 (October 20, 2017)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza 263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Lot 22 Mason Road Kwinana Beach, WA 6167 Australia

(Address and Zip Code of principal executive offices)

(202) 705-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the sale of the Class A ordinary shares of Tronox Limited (the “Company”) by Exxaro Resources Limited (the “Selling Shareholder”) on October 10, 2017, the number of Class B ordinary shares of the Company owned by the Selling Shareholder fell below an ownership threshold specified in the Company’s Constitution, as amended on November 3, 2016 (the “Constitution”). As such, in accordance with the Constitution, Sipho Nkosi, a Class B director of the Company, notified the Company that he resigned from the Company’s board of directors, effective October 20, 2017. Mr. Nkosi’s resignation from his position as a director was not the result of any disagreements between Mr. Nkosi and the Company on any matters relating to the Company’s operations, policies or practices.

In accordance with the Constitution and in connection with Mr. Nkosi’s resignation on October 20, 2017 as a Class B director, the Company’s board of directors appointed Mr. Nkosi as a new Class A director of the Company, effective October 26, 2017. There is no arrangement or understanding between Mr. Nkosi and any other person under which Mr. Nkosi was appointed as a director of the Company. Mr. Nkosi will receive compensation in accordance with the compensation provided to the Company’s other non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2017. Mr. Nkosi does not have any related party transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: October 26, 2017	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary